Exhibit 99.1

SSA Global Reports Record Fourth Quarter and
Fiscal Year End 2005 Operating Results

Record revenues and profit growth fueled by strong license growth

CHICAGO — September 15, 2005 – SSA Global™ (NASDAQ: SSAG), a leading provider of extended enterprise solutions and services, today announced financial results for the fourth quarter and for the year ended July 31, 2005.

“As we move forward in the delivery of our stated product strategy, we continue to see growth in our license revenue which we believe to be reflective of our customer’s commitment to SSA Global,” said Mike Greenough, chairman, president and CEO of SSA Global.

Total revenue for the quarter was a record $186.9 million, an increase of seven percent from $174.3 million in the fourth quarter of last year.  For the year, total revenue was $711.8 million, an increase of 12 percent from $636.5 million last year.

License revenue for the quarter was a record $58.8 million, an increase of 22 percent from the fourth quarter last year. License revenue for the year was $203.7 million, an increase of 29 percent from last year.  On an organic basis, license revenue grew 16 percent for the quarter and 15 percent for the year and represented 31 percent and 29 percent of total revenue, respectively.

During the fourth quarter, North America contributed 46 percent of total revenue, Europe, Middle East and Africa (EMEA) contributed 38 percent, and Asia-Pacific/Japan (APJ) and Latin America contributed the remaining 16 percent. For the quarter ended July 31, 2005, 1,199 contracts were signed, including 56 new customers that represented seven percent of the total license value associated with software contracts signed in the quarter.

For the fourth quarter, the company reported GAAP net income of $8.9 million compared to $3.1 million last year.  Earnings per diluted common share, under GAAP, were $0.04 for the current year quarter.

On an adjusted basis, earnings for the quarter grew 55 percent to $22.8 million or $0.31 per diluted share up from $14.7 million or $0.20 per diluted share last year. (Adjusted earnings and earnings per diluted share excludes amortization of acquired intangibles, in-process research and development charges, stock-based compensation expense, restructuring charges and benefits and includes an assumed 34 percent tax rate.)  For the quarter, EBITDA was $40.2 million or 22 percent of total revenue.

Cash and cash equivalents as of July 31, 2005 totaled $165.4 million and operating cash flow for the quarter totaled $23.4 million. Days Sales Outstanding (DSO) were 71, down from 83 days at April 30, 2005 and down from 81 days at the end of the fourth quarter of 2004.

The Company will hold a conference call following the release after the close of market at 4:30 p.m. EDT.

Date:	Thursday, September 15, 2005
Time:	4:30 p.m. EDT
Dial in:	+1 (866) 203-3436 or outside the U.S.
+1 (617) 213-8849
Passcode:	34377100

On the call, senior management will review fourth quarter 2005 earnings and the outlook for the first quarter of 2006. Investors and analysts are invited to participate on the call.  Please dial in approximately ten minutes prior to start time. A live audio-only webcast of the call will be made available to the public on the Company’s website at http://investor.ssaglobal.com and will be archived for approximately three months following the call.  In addition, a replay of the call will be available approximately one hour after the conference call concludes and will remain available through Thursday, September 22nd.   To access the replay, dial 1-888-286-8010 in the U.S. and Canada or 1-617-801-6888 if outside U.S. and Canada, passcode 97134174.

About SSA Global

SSA Global™ (NASDAQ: SSAG) is a leading provider of extended ERP solutions for manufacturing, distribution, retail, services and public organizations worldwide. In addition to core ERP applications, SSA Global offers a full range of integrated extension solutions including corporate performance management, customer relationship management, product lifecycle management, supply chain management and supplier relationship management. Headquartered in Chicago, SSA Global has 63 locations worldwide and its product offerings are used by approximately 13,000 active customers in over 90 countries. For additional information, visit the SSA Global web site at www.ssaglobal.com.

SSA Global™ is the corporate brand for product lines and subsidiaries of SSA Global Technologies, Inc. SSA Global, SSA Global Technologies and SSA GT are trademarks of SSA Global Technologies, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

Presentation of Non-GAAP Financial Measures

The non-GAAP financial measures presented in the text of this press release and accompanying supplementary financial information (also referred to as “adjusted” and “EBITDA”) represent the financial measures used by the Company’s management to evaluate the quarterly operating and cash flows performance of the Company and to conduct its business operations. These non-GAAP financial measures are also used by management to evaluate return on investment, income contribution and future impact to operating results of potential mergers and acquisitions. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to competitors’ operating results and the software industry in general. This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. In addition, the non-GAAP financial information provided may be different than similar measures used by other companies. However, the Company’s management believes these non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future prospects in the same manner as management if they so chose. A reconciliation of GAAP financial information to adjusted results and EBITDA has been provided in the financial statement tables that accompany this press release.

Forward-Looking Statements

These materials may contain “forward-looking statements”.  Forward-looking statements include, without limitation, any statement that may predict, forecast,

indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “ will likely result,” or words or phrases with similar meaning.  All of these forward-looking statements are based on estimates and assumptions made by our management that, although we believe to be reasonable, are inherently uncertain.   Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  We operate in a changing environment in which new risks can emerge from time to time.  It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy or actual results to differ materially from those contained in forward-looking statements.  Factors you should consider that could cause these differences include, among other things:

•                  General economic and business conditions, including exchange rate fluctuations in the United States and abroad;

•                  Our ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions;

•                  Our ability to maintain effective internal control over financial reporting;

•                  Our ability to attract and retain personnel, including key personnel;

•                  Our success in developing and introducing new services and products; and

•                  Competition in the software industry, as it relates to both our existing and potential new customers.

For inquiries, contact:

Press:

Maria Diecidue	Scott Goldberg
SSA Global	Edelman
(312) 258-6000	(312) 297-7414
maria.diecidue@ssaglobal.com	scott.goldberg@edelman.com

For investor inquiries, contact:

Investor:

Dawn Drella

SSA Global

(312) 474-7694

dawn.drella@ssaglobal.com

SSA GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(in millions, except per share data)

(unaudited)

	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2005	2004	2005	2004
Revenue:

License fees	$58.8	$48.3	$203.7	$157.5
Support	85.1	82.9	343.8	322.5
Services and other	43.0	43.1	164.3	156.5
Total revenue	186.9	174.3	711.8	636.5

Operating expenses:
Cost of revenues:
Cost of license fees	7.3	8.0	27.0	22.3
Amortization of acquired technology	3.6	3.7	15.5	12.5
Cost of support, services and other	52.8	50.4	197.8	175.4
Sales and marketing	47.3	43.6	182.9	153.8
Research and development	26.1	24.7	102.4	95.0
General and administrative	15.7	24.9	77.8	92.6
Non-cash stock compensation expense	10.2	2.3	17.5	9.4
Amortization of intangibles	6.3	6.1	25.5	23.4
Restructuring charges (benefits)	(0.4)	1.7	(1.8)	3.1
Total operating expenses	168.9	165.4	644.6	587.5

Operating income	18.0	8.9	67.2	49.0

Interest expense, net	2.9	3.9	14.7	13.6
Other (income) expense	0.3	(2.4)	(1.7)	(0.6)
Income before income taxes	14.8	7.4	54.2	36.0
Provision for income taxes	5.9	4.3	21.7	17.2
Net income	8.9	3.1	32.5	18.8
Preferred stock dividends	2.7	7.5	26.0	28.8
Preferred stock dividends in excess of stated amount	3.7	15.9	36.2	52.7
Cash dividend paid to preferred stockholders	—	—	25.0	—
Distributed earnings - preferred stockholders	6.4	23.4	87.2	81.5
Undistributed earnings - preferred stockholders	0.6	—	—	—
Distributed and undistributed earnings - preferred stockholders	7.0	23.4	87.2	81.5
Net income (loss) to common stockholders	$1.9	$(20.3)	$(54.7)	$(62.7)

Earnings (loss) per common share:
Basic	$0.04	$(4.24)	$(3.58)	$(13.10)
Diluted	0.04	(4.24)	(3.58)	(13.10)

Earnings per preferred share:
Basic and diluted	$6.92	$7.80	$34.89	$27.17

Weighted average common shares:
Basic	46.421	4.785	15.280	4.785
Diluted	51.430	4.785	15.280	4.785

Weighted average preferred shares:
Basic and diluted	1.011	3.000	2.499	3.000

SSA GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - ADJUSTED (NON-GAAP)

(in millions, except per share data)

(unaudited)

	Three Months Ended						Fiscal Year Ended
	July 31,						July 31,
		% of			% of	%		% of		% of	%
	2005	Revenues		2004	Revenues	Inc (Dec)	2005	Revenues	2004	Revenues	Inc (Dec)
Revenue:
License fees	$58.8	31%		$48.3	28%	22%	$203.7	29%	$157.5	25%	29%
Support	85.1	46%		82.9	48%	3%	343.8	48%	322.5	51%	7%
Services and other	43.0	23%		43.1	25%	0%	164.3	23%	156.5	25%	5%
Total revenue	186.9	100%		174.3	100%	7%	711.8	100%	636.5	100%	12%

Operating expenses:
Cost of revenues:
Cost of license fees	7.3	4%		8.0	5%	-9%	27.0	4%	22.3	4%	21%
Cost of support, services and other	52.8	28	%(1)	50.4	29%	5%	197.8	28%	175.4	28%	13%
Sales and marketing	47.3	25	%(1)	43.6	25%	8%	182.9	26%	153.8	24%	19%
Research and development	26.1	14	%(1)	23.6	14%	11%	102.4	14%	93.9	15%	9%
General and administrative	15.7	8	%(1)	24.9	14%	-37%	77.8	11%	92.6	15%	-16%
Total operating expenses	149.2	80%		150.5	86%	-1%	587.9	83%	538.0	85%	9%

Operating income	37.7	20%		23.8	14%	58%	123.9	17%	98.5	15%	26%

Interest expense, net	2.9	2%		3.9	2%	-26%	14.7	2%	13.6	2%	8%
Other (income) expense	0.3	0%		(2.4)	-1%	*	(1.7)	0%	(0.6)	0%	*
Income before income taxes	34.5	18%		22.3	13%	55%	110.9	16%	85.5	13%	30%
Provision for income taxes	11.7	6%		7.6	4%	54%	37.7	5%	29.1	5%	30%
Net income	$22.8	12%		$14.7	8%	55%	$73.2	10%	$56.4	9%	30%

Earnings per common share:
Basic	$0.34			$0.22			$1.08		$0.83
Diluted	$0.31			$0.20			$0.99		$0.79

Weighted average common shares:
Basic	68.021			68.017			68.018		68.017
Diluted	73.641			72.527			73.751		71.769

*     not meaningful

(1)               Includes net expense adjustments associated with the amendment of the CEO’s employment agreement to eliminate deferred payment largely offset by payment of management bonuses - both as a result of our initial public offering in May 2005.  Amounts are as follows, in millions:

		Deferred			% of
	As	Payment	Mgt. Bonus		Revenues -
	Reported	Elimination	IPO	As Adjusted	As Adjusted
Cost of revenues - Cost of support, services and other	$52.8	$—	$(0.2)	$52.6	28%
Sales and marketing	47.3	—	(1.5)	45.8	25%
Research and development	26.1	—	(0.2)	25.9	14%
General and administrative	15.7	7.7	(4.6)	18.8	10%
	$141.9	$7.7	$(6.5)	$143.1

SSA GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended
	July 31,
	2005		2005	2004		2004
	GAAP	Adjustment	Non-GAAP	GAAP	Adjustment	Non-GAAP
Revenue:
License fees	$58.8	$—	$58.8	$48.3	$—	$48.3
Support	85.1	—	85.1	82.9	—	82.9
Services and other	43.0	—	43.0	43.1	—	43.1
Total revenue	186.9	—	186.9	174.3	—	174.3

Operating expenses:
Cost of revenues:
Cost of license fees	7.3	—	7.3	8.0	—	8.0
Amortization of acquired technology (1)	3.6	(3.6)	—	3.7	(3.7)	—
Cost of support, services and other	52.8	—	52.8	50.4	—	50.4
Sales and marketing	47.3	—	47.3	43.6	—	43.6
Research and development (1)	26.1	—	26.1	24.7	(1.1)	23.6
General and administrative	15.7	—	15.7	24.9	—	24.9
Non-cash stock compensation expense (2)	10.2	(10.2)	—	2.3	(2.3)	—
Amortization of intangibles (1)	6.3	(6.3)	—	6.1	(6.1)	—
Restructuring charges (3)	(0.4)	0.4	—	1.7	(1.7)	—
Total operating expenses	168.9	(19.7)	149.2	165.4	(14.9)	150.5

Operating income	18.0	19.7	37.7	8.9	14.9	23.8

Interest expense, net	2.9	—	2.9	3.9	—	3.9
Other (income) expense	0.3	—	0.3	(2.4)	—	(2.4)
Income before income taxes	14.8	19.7	34.5	7.4	14.9	22.3
Provision for income taxes (4)	5.9	5.8	11.7	4.3	3.3	7.6
Net income	8.9	13.9	22.8	3.1	11.6	14.7
Preferred stock dividends (5)	2.7	(2.7)	—	7.5	(7.5)	—
Preferred stock dividends in excess of stated amount (5)	3.7	(3.7)	—	15.9	(15.9)	—
Distributed earnings - preferred stockholders	6.4	(6.4)	—	23.4	(23.4)	—
Undistributed earnings - preferred stockholders (5)	0.6	(0.6)	—	—	—	—
Distributed and undistributed earnings - preferred stockholders	7.0	(7.0)	—	23.4	(23.4)	—
Net income (loss) to common stockholders	$1.9	$20.9	$22.8	$(20.3)	$35.0	$14.7

Earnings (loss) per common share (5):
Basic	$0.04		$0.34	$(4.24)		$0.22
Diluted	$0.04		$0.31	$(4.24)		$0.20

Earnings per preferred share (5):
Basic and diluted	$6.92		$—	$7.80		$—

Weighted average common shares (5):
Basic	46.421	21.600	68.021	4.785	63.232	68.017
Diluted	51.430	22.211	73.641	4.785	67.742	72.527

Weighted average preferred shares (5):
Basic and diluted	1.011	(1.011)	—	3.000	(3.000)	—

	Fiscal Year Ended
	July 31,
	2005		2005	2004		2004
	GAAP	Adjustment	Non-GAAP	GAAP	Adjustment	Non-GAAP
Revenue:
License Fees	$203.7	$—	$203.7	$157.5	$—	$157.5
Support	343.8	—	343.8	322.5	—	322.5
Services and other	164.3	—	164.3	156.5	—	156.5
Total revenue	711.8	—	711.8	636.5	—	636.5

Operating expenses:
Cost of revenues:
Cost of license fees	27.0	—	27.0	22.3	—	22.3
Amortization of acquired technology (1)	15.5	(15.5)	—	12.5	(12.5)	—
Cost of support, services and other	197.8	—	197.8	175.4	—	175.4
Sales and marketing	182.9	—	182.9	153.8	—	153.8
Research and development (1)	102.4	—	102.4	95.0	(1.1)	93.9
General and administrative	77.8	—	77.8	92.6	—	92.6
Non-cash stock compensation expense (2)	17.5	(17.5)	—	9.4	(9.4)	—
Amortization of intangibles (1)	25.5	(25.5)	—	23.4	(23.4)	—
Restructuring charges (benefits) (3)	(1.8)	1.8	—	3.1	(3.1)	—
Total operating expenses	644.6	(56.7)	587.9	587.5	(49.5)	538.0

Operating income	67.2	56.7	123.9	49.0	49.5	98.5

Interest expense, net	14.7	—	14.7	13.6	—	13.6
Other (income) expense	(1.7)	—	(1.7)	(0.6)	—	(0.6)
Income before income taxes	54.2	56.7	110.9	36.0	49.5	85.5
Provision for income taxes (4)	21.7	16.0	37.7	17.2	11.9	29.1
Net income	32.5	40.7	73.2	18.8	37.6	56.4
Preferred stock dividends (5)	26.0	(26.0)	—	28.8	(28.8)	—
Preferred stock dividends in excess of stated amount (5)	36.2	(36.2)	—	52.7	(52.7)	—
Cash dividend paid to preferred stockholders (5)	25.0	(25.0)	—	—	—	—
Distributed earnings - preferred stockholders	87.2	(87.2)	—	81.5	(81.5)	—
Net income (loss) to common stockholders	$(54.7)	$127.9	$73.2	$(62.7)	$119.1	$56.4

Earnings (loss) per common share (5):
Basic	$(3.58)		$1.08	$(13.10)		$0.83
Diluted	$(3.58)		$0.99	$(13.10)		$0.79

Earnings per preferred share (5):
Basic and diluted	$34.89		$—	$27.17		$—

Weighted average common shares (5):
Basic	15.280	52.738	68.018	4.785	63.232	68.017
Diluted	15.280	58.471	73.751	4.785	66.984	71.769

Weighted average preferred shares (5):
Basic and diluted	2.499	(2.499)	—	3.000	(3.000)	—

Footnotes - Adjustments:

(1)

Represents the amortization of intangible assets associated with acquisitions in fiscal 2002, 2003 and 2004, which includes acquired technology, customer lists, patents and in-process research and development charges.

(2)	Represents non-cash stock-based compensation expense associated with stock options granted to certain employees on July 31, 2003.

(3)

Restructuring charges (benefits) include costs associated with SSA employee severance and facilities termination costs and adjustments to restructuring liabilities assumed in connection with acquisitions in fiscal 2003 and 2004 that occurred more than twelve months subsequent to the consummation of the related acquisition.

(4)

Provision for income taxes is adjusted to 34% for all periods as this represents the Company’s estimated long-term effective cash income tax rate. The Company’s cash income tax rate was approximately 10% for fiscal 2005.

(5)

Gives effect to the issuance of common stock associated with the initial public offering of common stock as if it occurred at the beginning of the periods presented, including (a) conversion of preferred stock into 52.755 million shares of common stock, (b) issuance of 10.350 million shares in the initial public offering and (c) inclusion of potentially dilutive securities in diluted earnings per common share that were anti-dilutive for historical reporting purposes.

SSA GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in millions)

	July 31,	April 30,	July 31,
	2005	2005	2004
	(unaudited)	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$165.4	$128.9	$106.1
Restricted cash	4.9	4.6	1.0
Accounts receivable, net	144.1	168.5	158.5
Deferred tax assets	19.9	14.3	7.7
Prepaid and other current assets	25.7	33.7	29.3
Total current assets	360.0	350.0	302.6

Non-current assets:
Property and equipment, net	18.3	18.7	14.2
Intangible assets, net	143.1	152.4	182.1
Goodwill	296.3	308.1	331.6
Deferred tax assets	6.4	5.1	3.0
Other	6.6	7.3	7.5
Total non-current assets	470.7	491.6	538.4

Total Assets	$830.7	$841.6	$841.0

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$1.6	$2.0	$2.7
Accounts payable and accrued liabilities	106.0	107.7	132.8
Accrued compensation and related benefits	56.5	65.2	56.4
Deferred revenue	183.8	214.0	202.6
Income taxes payable	1.8	5.5	3.6
Total current liabilities	349.7	394.4	398.1

Non-current liabilities:
Long-term debt	161.0	244.5	243.5
Other long term obligations	7.1	7.0	6.2
Deferred revenue	38.5	44.9	46.4

Total liabilities	556.3	690.8	694.2

Stockholders’ equity	274.4	150.8	146.8
Total Liabilities and Stockholders’ Equity	$830.7	$841.6	$841.0

SSA GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2005	2004	2005	2004

Net income	$8.9	$3.1	$32.5	$18.8
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash expenses	29.5	25.9	98.1	81.9
Changes in working capital, net of acquisitions	(15.0)	(16.4)	(43.9)	(49.5)
Net cash provided by operating activities	23.4	12.6	86.7	51.2

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(19.6)	1.0	(45.0)
Purchase of property and equipment	(2.0)	(1.6)	(11.3)	(1.6)
Capitalized software costs	(1.2)	(0.2)	(3.6)	(2.3)
Capital customer lists	—	—	—	(2.5)
Other	—	—	—	(0.2)
Net cash used in investing activities	(3.2)	(21.4)	(13.9)	(51.6)

Cash flows from financing activities:
Issuance of common stock	113.8	—	113.8	—
Common stock issuance costs	(12.3)	—	(12.3)	—
Borrowings	—	—	—	40.7
Payments of debt	(81.9)	(0.7)	(84.2)	(2.2)
Changes in restricted cash	(0.3)	—	(3.9)	0.2
Cash dividend paid to preferred stockholders	—	—	(25.0)	—
Net cash provided by (used in) financing activities	19.3	(0.7)	(11.6)	38.7
Effect of exchange rate changes on cash and cash equivalents	(3.0)	1.4	(1.9)	2.7
Net increase (decrease) in cash and cash equivalents	36.5	(8.1)	59.3	41.0
Cash and cash equivalents at beginning of period	128.9	114.2	106.1	65.1
Cash and cash equivalents at end of period	$165.4	$106.1	$165.4	$106.1

SSA GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARIES

RECONCILIATION OF EBITDA TO NET CASH PROVIDED BY OPERATIONS

(in millions)

(unaudited)

	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2005	2004	2005	2004

EBITDA (1)	$40.2	$26.8	$136.3	$103.8
Interest paid	(1.7)	(2.5)	(8.6)	(7.6)
Income taxes paid	(2.1)	(0.5)	(3.8)	(2.1)
Impairment losses	—	—	—	0.3
Changes in working capital/other	(13.0)	(11.2)	(37.2)	(43.2)

Net cash provided by operations	$23.4	$12.6	$86.7	$51.2

(1)                                  Represents net income before interest, income taxes, options amortization, depreciation and amortization related to customer lists, patents, acquired technology, capitalized software development and in-process research and development.